Exhibit 99.2

Summary Historical Consolidated Financial and Other Data of Summit LLC and Subsidiaries

The following tables set forth, for the periods and as of the dates indicated, our summary historical consolidated financial and other data. The summary historical consolidated financial information as of and for the nine months ended September 30, 2023 and October 1, 2022 was derived from Summit LLC’s unaudited consolidated financial statements included and incorporated by reference in this offering memorandum. The summary historical consolidated financial information as of December 31, 2022 and January 1, 2022 and for each of the three years ended December 31, 2022 has been derived from Summit LLC’s audited consolidated financial statements included and incorporated by reference in this offering memorandum. We have prepared our unaudited consolidated financial statements on the same basis as our audited consolidated financial statements and, in our opinion, have included all adjustments, which include normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any historical or interim period are not necessarily indicative of the results that may be expected for the full year or any future period.

You should read the following information together with the more detailed information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit LLC” and the consolidated financial statements and the accompanying notes included and incorporated by reference in this offering memorandum.

The unaudited consolidated financial information for the twelve months ended September 30, 2023 has been derived by adding the financial information from our audited consolidated financial statements for the fiscal year ended December 31, 2022 to the financial data from our unaudited consolidated financial statements for the nine months ended September 30, 2023 and subtracting the financial information from our unaudited consolidated financial statements for the nine months ended October 1, 2022.

	Twelve Months Ended	Nine Months Ended		Year Ended
	September 30,	September 30,	October 1,	December 31,	January 1,	January 2,
(in thousands)	2023	2023	2022	2022	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Total revenue	$2,511,609	$1,959,335	$1,860,248	$2,412,522	$2,409,669	$2,332,451
Total cost of revenue (excluding items shown separately below)	1,780,255	1,389,599	1,372,521	1,763,177	1,736,410	1,710,654
General and administrative expenses	204,052	150,731	136,897	190,218	196,728	182,873
Depreciation, depletion, amortization and accretion	213,100	163,133	150,483	200,450	229,366	221,320
Transaction costs	16,881	19,518	2,637	—	—	—
Gain on sale of property, plant and equipment	(9,864)	(5,787)	(6,293)	(10,370)	(5,900)	(7,569)
Operating income	307,185	242,141	204,003	269,047	253,065	225,173
Interest expense	107,576	83,335	62,728	86,969	92,178	103,291
Loss on debt financings	2,230	493	—	1,737	6,016	4,064
Loss (gain) on sale of business	1,984	—	(174,373)	(172,389)	(20,011)	—
Other income, net	(19,805)	(14,769)	(4,956)	(9,992)	(17,038)	(3,982)
Income from operations before tax	215,200	173,082	320,604	362,722	191,920	121,800
Income tax expense	12,131	15,103	19,557	16,585	20,949	1,063
Net income	$203,069	$157,979	$301,047	$346,137	$170,971	$120,737

	Twelve Months Ended	Nine Months Ended		Year Ended
	September 30,	September 30,	October 1,	December 31,	January 1,	January 2,
(in thousands)	2023	2023	2022	2022	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Cash Flow Data:
Net cash provided by (used for):
Operating activities	$395,596	$243,623	$131,580	$283,553	$361,929	$408,869
Investing activities	(508,643)	(415,532)	188,933	95,822	(91,248)	(285,587)
Financing activities	(131,666)	(155,661)	(262,443)	(238,448)	(307,927)	(16,771)
Balance Sheet Data (as of period end):
Cash and cash equivalents	$192,996	$192,996		$520,451	$380,961
Total assets	4,371,058	4,371,058		4,119,706	4,035,559
Total debt (including current portion of long-term debt)	1,505,738	1,505,738		1,509,560	1,609,960
Finance leases	8,579	8,579		14,126	32,606
Total members’ interest	2,306,102	2,306,102		2,143,150	1,884,944
Other Financial Data:
Total hard assets (as of period end)(1)	$2,217,668	$2,217,668		$2,026,193	$2,023,668
Adjusted EBITDA(2)	$560,756	$441,465	$372,185	$491,476	$520,082	$482,289
Further Adjusted EBITDA(2)	$579,820	$453,212	$366,399	$493,007	$520,342	$496,484
Run-Rate Further Adjusted EBITDA(2)	$993,834

(1)	Represents net property, plant and equipment and inventories.

(2)	Reflects Adjusted EBITDA and Further Adjusted EBITDA of Summit, without giving effect to the Transactions, as well as Run-Rate Further Adjusted EBITDA. We evaluate our operating performance using a metric we refer to as “Adjusted EBITDA.” Adjusted EBITDA is defined as EBITDA, adjusted to exclude accretion, loss on debt financings, gain on sale of business, non-cash compensation and certain other non-cash or non-operating items. We use a metric we refer to as “Further Adjusted EBITDA,” which we define as Adjusted EBITDA plus transaction costs and pre-acquisition EBITDA contribution of acquisitions completed in the twelve months prior to the measurement date. In addition, we present a metric we refer to as “Run-Rate Further Adjusted EBITDA,” which we define as Further Adjusted EBITDA plus synergies that we expect to realize from the Argos Transaction. We may be unable to achieve these expected synergies on the timeline we anticipate or at all. See “Basis of Presentation” and “Risk Factors—Risks Related to the Company Following the Argos Transaction—The integration of Argos USA may not be as successful as anticipated, and we may not achieve the intended benefits or do so within the intended timeframe.” In addition, we use a metric we refer to as “Adjusted EBITDA Margin,” which we define as Adjusted EBITDA divided by Adjusted Revenues. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit LLC—Non-GAAP Performance Measures.”

We include Adjusted EBITDA, Further Adjusted EBITDA and Run-Rate Further Adjusted EBITDA in addition to our U.S. GAAP results because management believes they provide a more complete understanding of factors and trends affecting our business than U.S. GAAP measures alone. Management believes these non-GAAP measures assist our board of directors, management, lenders and investors in comparing our operating performance on a consistent basis because they remove, where applicable, the impact of our capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from our operations. In addition, management uses Adjusted EBITDA, Further Adjusted EBITDA and Run-Rate Further Adjusted EBITDA to evaluate our operational performance as a basis for strategic planning and as a performance evaluation metric.

Despite the importance of these measures in analyzing our business, evaluating our operating performance and determining covenant compliance, as well as the use of adjusted EBITDA measures by securities analysts, lenders and others in their evaluation of our company, Adjusted EBITDA, Further Adjusted EBITDA, Run-Rate Further Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP; nor are Adjusted EBITDA, Further Adjusted EBITDA, Run-Rate Further Adjusted EBITDA and Adjusted EBITDA Margin intended to be measures of liquidity or free cash flow for our discretionary use. Some of the limitations of Adjusted EBITDA, Further Adjusted EBITDA, Run-Rate Further Adjusted EBITDA and Adjusted EBITDA Margin are:

•	they do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements to service interest or principal payments on our debt; and

•	they do not reflect income tax payments we are required to make.

To properly and prudently evaluate our business, we encourage you to review the financial statements included and incorporated by reference in this offering memorandum, and not rely on any single financial measure to evaluate our business. We also strongly urge you to review the reconciliation of net income to Adjusted EBITDA, Further Adjusted EBITDA, Run-Rate Further Adjusted EBITDA and Adjusted EBITDA Margin set forth below. Adjusted EBITDA, Further Adjusted EBITDA, Run-Rate Further Adjusted EBITDA and Adjusted EBITDA Margin, as presented in this offering memorandum, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA, Further Adjusted EBITDA, Run-Rate Further Adjusted EBITDA and Adjusted EBITDA Margin are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations.

All of the items included in the reconciliation from net income to Adjusted EBITDA, Further Adjusted EBITDA and Run-Rate Further Adjusted EBITDA, other than transaction costs, the pro forma effect of EBITDA for the specified acquisitions and expected synergies, are either (i) non-cash items (such as depreciation, depletion, amortization and accretion and non-cash compensation expense) or (ii) items that management does not consider in assessing our on-going operating performance (such as income taxes, acquisition costs and interest expense). In the case of the non-cash items, management believes that investors can better assess our comparative operating performance if the measures are presented without such items because the measures without such items are less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect operating performance. In the case of the other items, management believes that investors can better assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance. See “Non-GAAP Financial Measures.”

The following table sets forth a reconciliation of Summit’s net income to Adjusted EBITDA, Further Adjusted EBITDA and Run-Rate Further Adjusted EBITDA.

	Twelve Months Ended	Nine Months Ended		Year Ended
	September 30,	September 30,	October 1,	December 31,	January 1,	January 2,
(in thousands)	2023	2023	2022	2022	2022	2021
Net income	$203,069	$157,979	$301,047	$346,137	$170,971	$120,737
Interest expense	107,576	83,335	62,728	86,969	92,178	103,291
Income tax expense	12,131	15,103	19,557	16,585	20,949	1,063
Depreciation, depletion and amortization	210,385	160,921	148,373	197,837	226,442	218,682
EBITDA	$533,161	$417,338	$531,705	$647,528	$510,540	$443,773
Accretion	2,715	2,212	2,110	2,613	2,924	2,638

	Twelve Months Ended	Nine Months Ended		Year Ended
	September 30,	September 30,	October 1,	December 31,	January 1,	January 2,
(in thousands)	2023	2023	2022	2022	2022	2021
Loss on debt financings	2,230	493	—	1,737	6,016	4,064
Gain on sale of business	1,984	—	(174,373)	(172,389)	(20,011)	—
Non-cash compensation(a)	18,405	15,116	15,058	18,347	19,705	28,857
Argos USA Acquisition and integration costs(b)	17,859	17,859	—	—	—	—
Other(c)	(15,598)	(11,553)	(2,315)	(6,360)	908	2,957
Adjusted EBITDA	$560,756	$441,465	$372,185	$491,476	$520,082	$482,289
Transaction costs(d)	2,380	1,659	2,637	3,358	3,252	2,747
EBITDA for certain acquisitions, net of divestitures(e)	16,684	10,088	(8,423)	(1,827)	(2,992)	11,448

Further Adjusted EBITDA	$579,820	$453,212	$366,399	$493,007	$520,342	$496,484
Argos USA Further Adjusted EBITDA(f)	314,014
Argos Transaction synergies(g)	100,000
Run-Rate Further Adjusted EBITDA	$993,834

(a)	Represents non-cash equity-based compensation granted to employees.

(b)	The adjustment for acquisition and integration costs related to the agreement to combine with Argos USA is comprised of finder’s fees, advisory, legal and professional fees incurred relating to our agreement to combine with Argos USA. We currently expect to incur at least $30 million of acquisition and integration costs related to the Argos Transaction, excluding expenses that were incurred prior September 30, 2023. Estimates of costs, fees and expenses are subject to change and the actual costs, fees and expenses incurred in connection with the Argos Transaction may be greater or less than our current estimates.

(c)	Consists primarily of interest income earned on cash balances. Includes the net (gain) loss recognized on assets identified for disposal, non-recurring or one time income and expense items that were incurred outside normal operating activities such as integration costs, unrealized currency gains and losses and interest, tax, depreciation on unconsolidated joint ventures and fair value adjustments to contingent consideration obligations that originated with various acquisitions.

(d)	Represents the non-Argos USA transaction expenses associated with closed and probable acquisitions and divestitures, consisting primarily of accounting, legal, valuation and financial advisory fees.

(e)	Represents certain EBITDA from completed acquisitions and does not include the Argos Transaction. Under the terms of our senior secured credit facilities, the existing notes and the notes offered hereby, we include EBITDA from our acquisitions, net of dispositions, in each fiscal year for periods prior to acquisition. We believe this provides our lenders with a more meaningful view of our EBITDA across all periods by making the information more comparable. This amount is based on good faith estimates of management derived entirely from financial information provided by the management of the respective companies acquired in the relevant acquisition prior to our ownership and control of such companies. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by our management, nor has such information been independently reviewed or audited. We cannot assure you that the financial statements of companies we have acquired or will acquire would not be materially different if such statements were audited.

(f)	Reflects Further Adjusted EBITDA of Argos USA, without giving effect to the Transactions. For a reconciliation of net income of Argos USA to Further Adjusted EBITDA of Argos USA, see footnote (1) under “—Summary Historical Consolidated and Combined Financial and Other Data of Argos USA and Subsidiaries.”

(g)	Represents synergies expected to be realized related to the Argos Transaction, including $63 million expected to be realized within the first two years of closing of the Argos Acquisition and $37 million expected to be realized thereafter. Under the terms of our senior secured credit facilities, we are permitted to include in our calculation of EBITDA synergies expected to be obtained within a two year period on a pro forma basis giving effect to the Transactions. These amounts are based on good faith estimates of management. We may be unable to achieve these anticipated synergies on the timeline we anticipate or at all. See “Risk Factors—Risks Related to the Company Following the Argos Transaction—The integration of Argos USA may not be as successful as anticipated, and we may not achieve the intended benefits or do so within the intended timeframe.”

Summary Historical Consolidated and Combined Financial and Other Data of Argos USA and Subsidiaries

The following tables set forth, for the periods and as of the dates indicated, Argos USA’s summary historical consolidated and combined financial and other data. The summary historical consolidated and combined financial information as of and for the nine months ended September 30, 2023 and 2022 was derived from Argos USA’s unaudited consolidated and combined financial statements included in this offering memorandum. The summary historical consolidated and combined financial information as of December 31, 2022 and 2021 and for the three ended December 31, 2022, 2021 and 2020 has been derived from Argos USA’s audited consolidated and combined financial statements included in this offering memorandum. Argos USA has prepared its unaudited consolidated and combined financial statements on the same basis as its audited consolidated and combined financial statements and, in its opinion, have included all adjustments, which include normal recurring adjustments, necessary to present fairly in all material respects its financial position and results of operations. The results for any historical or interim period are not necessarily indicative of the results that may be expected for the full year or any future period.

You should read the following information together with the more detailed information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Argos USA” and the consolidated and combined financial statements and the accompanying notes included elsewhere in this offering memorandum.

The unaudited consolidated and combined financial information for the twelve months ended September 30, 2023 has been derived by adding the financial information from Argos USA’s audited consolidated and combined financial statements for the fiscal year ended December 31, 2022 to the financial data from Argos USA’s unaudited consolidated and combined financial statements for the nine months ended September 30, 2023 and subtracting the financial information from Argos USA’s unaudited consolidated and combined financial statements for the nine months ended September 30, 2022.

	Twelve Months Ended September 30,	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2023	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Total revenues	$1,672,316	$1,296,222	$1,189,339	$1,565,433	$1,446,650	$1,452,813
Total cost of revenues	1,355,897	1,030,537	1,017,796	1,343,156	1,225,559	1,229,847
Gross profit	316,419	265,685	171,543	222,277	221,091	222,966
Selling, general and administrative expenses	151,617	118,889	112,547	145,275	119,135	139,335
Operating income	164,802	146,796	58,996	77,002	101,956	83,631
Other income, net	(7,719)	(994)	(5,261)	(11,986)	(7,430)	(8,426)
Net (gain) loss on disposals	(4,580)	(4,452)	(23,124)	(23,252)	(48,798)	7,724
Interest expense, net	38,547	28,533	23,570	33,584	36,262	48,671
Income before income taxes	138,554	123,709	63,811	78,656	121,922	35,662
Income tax expense	33,556	30,664	24,499	27,391	43,034	13,789
Net income	$104,998	$93,045	$39,312	$51,265	$78,888	$21,873
Cash Flow Data:
Net cash provided by (used in):
Operating activities		$168,924	$87,301	$128,326	$123,055	$153,748
Investing activities		(82,382)	46,424	6,990	128,809	(23,699)
Financing activities		(442)	(105,833)	(106,216)	(251,188)	(142,709)

	Twelve Months Ended September 30,	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2023	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Balance Sheet Data (as of period end):
Cash and cash equivalents		$133,948		$47,847	$18,747
Property, plant and equipment, net		1,704,581		1,687,667	1,714,472
Total assets		2,509,554		2,385,909	2,385,187
Long term debt, net		484,918		485,052	298,742
Long term debt to affiliate, net		250,882		250,882	271,882
Total stockholder’s equity		1,324,132		1,231,367	1,204,038
Other Financial Data:
Adjusted EBITDA(1)	$314,014	$257,482	$181,380	$237,912	$245,595	$240,537
Further Adjusted EBITDA(1)	314,014	257,482	178,980	235,512	236,124	215,560

(1)	Reflects Adjusted EBITDA and Further Adjusted EBITDA of Argos USA, without giving effect to the Transactions. For definitions of and other important information regarding, Adjusted EBITDA and Further Adjusted EBITDA, see footnote (2) under “—Summary Historical Consolidated Financial and Other Data of Summit LLC and Subsidiaries.”

The following table sets forth a reconciliation of Argos USA’s net income to Adjusted EBITDA and Further Adjusted EBITDA.

	Twelve Months Ended	Nine Months Ended		Year Ended
	September 30,	September 30,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2023	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Net income	$104,998	$93,045	$39,312	$51,265	$78,888	$21,873
Interest expense	38,547	28,533	23,570	33,584	36,262	48,671
Income tax expense	33,556	30,664	24,499	27,391	43,034	13,789
Depreciation, depletion and amortization	102,399	78,305	81,123	105,217	119,504	117,987
EBITDA	$279,500	$230,547	$168,504	$217,457	$277,688	$202,320
License and Technical Services Agreements(a)	21,921	16,846	27,490	32,565	15,146	15,164
Gain on sale of business(b)	—	—	(22,000)	(22,000)	(49,122)	—
Argos USA Acquisition and integration costs	14,046	9,605	6,854	11,295	—	—
Other(c)	(1,453)	484	532	(1,405)	1,883	23,053
Adjusted EBITDA	$314,014	$257,482	$181,380	$237,912	$245,595	$240,537
EBITDA for certain acquisitions, net of divestitures(d)	—	—	(2,400)	(2,400)	(9,471)	(24,977)
Further Adjusted EBITDA	$314,014	$257,482	$178,980	$235,512	$236,124	$215,560

(a)	Represents expenses related to the technical services agreement with Cementos Argos to provide certain support services to Argos USA and expenses related to the license agreements with Cementos Argos to grant Argos USA certain intellectual property licenses.

(b)	Represents the sale of certain ready-mix concrete operations during the years ended December 31, 2022 and 2021.

(c)	Includes legal settlement and related legal fees and insurance recoveries.

(d)	Represents certain EBITDA from the sale of certain ready-mix concrete operations during the years ended December 31, 2022, 2021 and 2020.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The summary unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Transactions, as if they had all been consummated on January 1, 2022. The summary unaudited pro forma condensed combined balance sheet data give pro forma effect to the Transactions, as if each had been consummated on September 30, 2023.

The following summary unaudited pro forma condensed combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Summit would have been had the Transactions occurred on the dates assumed or any other date, nor is it necessarily indicative of Summit’s future results of operations for any future period or financial condition as of any future date. The following summary unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that our management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

The following summary unaudited pro forma condensed combined financial information does not contain all of the information you should consider before deciding whether or not to invest in the notes, and should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference into this offering memorandum, and the unaudited pro forma consolidated combined financial information, and notes thereto, included in this offering memorandum under the heading “Unaudited Pro Forma Condensed Combined Financial Data.”

Argos USA’s predecessor results included in the pro forma statements are presented based on their fiscal year, which is based on the calendar period ends. Summit LLC’s fiscal year is based on a 52 – 53 week year. The resulting difference is not considered material to the pro forma condensed consolidated financial statements.

	Nine Months Ended	Year Ended
(in thousands)	September 30, 2023	December 31, 2022
Statement of Operations Data:
Total revenue	$3,255,557	$3,977,955
Cost of revenue excluding items shown separately below	2,328,973	2,977,285
General and administrative expenses	242,505	288,264
Depreciation, depletion, amortization and accretion	241,437	305,667
Transaction costs	19,518	—
Gain on sale of property, plant and equipment	(10,239)	(13,596)
Operating income	433,363	420,335
Interest expense	161,266	193,398
Loss on debt financings	493	1,737
Net gain on disposals	—	(192,415)
Other income, net	(15,763)	(21,978)
Income before income taxes	287,367	439,593
Income tax expense	44,944	43,897
Net income	$242,423	$395,696
Balance Sheet Data (as of period end):
Cash and cash equivalents	$266,996
Total assets	8,007,782
Total liabilities	3,859,805
Total members’ interest	4,147,977

(in thousands)	Nine Months Ended September 30, 2023
Other Pro Forma Financial Data:

Total hard assets (as of period end)(1)	4,548,615
Net debt (as of period end)(2)	2,614,582

(1)	Represents net property, plant and equipment and inventories.

(2)	Net debt consists of (i) the notes offered hereby and the existing notes, (ii) amounts outstanding under our senior secured credit facilities (including the New Term Loans) and (iii) obligations related to finance leases and acquisition related liabilities in the amount of $75.8 million (which constitute secured indebtedness as defined in the indentures that govern the existing notes and in the indenture that will govern the notes), net of our as adjusted unrestricted cash balance as of September 30, 2023. Pro forma unrestricted cash includes amounts that will be used to pay fees and expenses related to the Argos Transaction and integration of Argos USA, including legal, accounting and advisory and other costs, which amounts, excluding expenses that were incurred prior September 30, 2023, are currently estimated to be at least $30 million.